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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                    APRIL 3, 2001 (JANUARY 26, 2001) Date of
                    Report (Date of earliest event reported)




                                 INTERPOOL, INC
                                ----------------
               (Exact Name of Registrant as Specified in Charter)



       DELAWARE                         1-11862                 13-3467669
----------------------------     ------------------------       ----------
(State or other jurisdiction     (Commission File Number)     (IRS Employer
 of Incorporation)                                          Identification No.)




211 COLLEGE ROAD EAST, PRINCETON, NEW JERSEY                        08540
--------------------------------------------                      ----------
 (Address of Principal Executive Offices)                         (Zip Code)



                                 (609) 452-8900
               --------------------------------------------------
               Registrant's telephone number, including area code



                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

On April 3, 2001, Interpool, Inc,, (the "Registrant") filed a report on Form 8K reporting the sale of approximately 50,000 intermodal trailers and domestic rail containers and related assets to Transport International Pool, Inc., a subsidiary of General Electric Capital Corporation in accordance with the Asset Purchase Agreement, dated January 26, 2001, as amended on March 30, 2001. The transaction was valued at approximately $345.8 million, consisting of approximately $287.3 million in cash and assumption of approximately $58.5 million of indebtedness of Registrant.

In Items 7 (a) and (b) the report further stated that certain financial statements and pro forma financial information would be filed subsequently by amendment. Thereafter the Registrant was advised that said financial information was not required to be filed separately because the affect of the transaction was reflected in the Interpool, Inc. December 31, 2000 financial results.


(c)  Exhibits. NONE



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 31, 2001


                                    INTERPOOL, INC.


                                    By: /s/ Raoul Witteveen
                                       ---------------------------
                                    Name:  Raoul J. Witteveen
                                    Title: President